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                           EXHIBIT 21- SUBSIDIARIES



                COMMUNITY TRUST FINANCIAL SERVICES CORPORATION



Name*                                          Jurisdiction of Incorporation
-----                                          -----------------------------

Community Trust Bank                                      Georgia

Meteoplex Appraisals, Inc.                                Georgia

Community Loan Company                                    Georgia

Cash Transactions, LLC                                    Georgia



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* The legal name of the subsidiary is the name under which the subsidiary does business.